UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2011
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard Suite 1300 McLean, VA	22102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 918-4480
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
The information in this report set forth under Item 7.01 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
Alion Science and Technology Corporation (Alion or the Company) intends to disclose on December 20, 2011, the following non-public information.
Consolidated EBITDA (as defined in the Company’s Credit Agreement dated as of March 22, 2010, as amended) for the twelve month period ended September 30, 2011, was approximately $63.2 million, and for the three month period ended September 30, 2011, was approximately $17.8 million. The calculation and reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP is included in the table below.
Non-GAAP Measures — Consolidated Net Income and Consolidated EBITDA Calculations
(Dollars in thousands)
(Unaudited)

	Three months ended	Twelve months ended
	September 30, 2011	September 30, 2011
Calculation of Consolidated Net Income
Net loss	$(12,109)	$(44,384)
Less: Gain on asset sales	(74)	(147)
Less: Debt extinguishment gain	—	(939)

Consolidated Net Income	$(12,183)	$(45,470)

Calculation of Consolidated EBITDA*
Consolidated Net Income	$(12,183)	$(45,470)
Plus: Interest expense	18,539	73,919
Plus: Income tax expense	1,744	6,974
Plus: Depreciation and amortization expense	2,796	11,356
Plus: Non-cash stock-based compensation expense (credit)	(397)	(142)
Less: Cash paid for phantom stock	—	(133)
Plus: Non-cash ESOP and 401(k) contributions	3,398	10,987
Plus: Employee salary deferrals used to purchase Alion common stock**	765	3,133
Less: Cash paid for ESOP obligations	(9)	(796)
Plus: Non-cash LTIP expense	857	2,797
Less: Cash paid for LTIP grants	(100)	(2,962)
Plus: Non-recurring expenses	2,353	3,540

Consolidated EBITDA	$17,763	$63,203

*	We believe Consolidated EBITDA can be useful in assessing operating performance and in comparing our performance to other companies in the same industry. EBITDA (earnings before interest, taxes, depreciation and amortization) is a common financial metric in the government contracting industry, in part because it excludes from performance the effects of a company’s capital structure, in particular taxes and interest. EBITDA is not a measure under generally accepted accounting principles in the United States of America (GAAP). It does not measure operating income, profitability, cash flows or liquidity in accordance with GAAP. EBITDA has important limitations on its usefulness as an analytical tool. Consolidated EBITDA excludes certain non-cash expenses and non-recurring items from EBITDA in order to evaluate our ability to meet our obligations from our continuing operations. Consolidated EBITDA is not defined under GAAP and is not a measure of operating income, operating performance, profitability, cash flows or liquidity presented in accordance with GAAP. Consolidated EBITDA has important limitations on its usefulness as an analytical tool.

**	Alion employees deferred the following amounts (in thousands) for the first, second and third quarters of fiscal 2011: $853; $781; and $735. Total fiscal 2011 employee deferrals were $3,133.
Item 8.01 Other Events
Alion will host a conference call on December 21, 2011 at 4:00 p.m. EDT, 1:00 p.m. PDT, to discuss fourth quarter financial results for Alion’s fiscal year 2011. Participants may join the conference call by dialing 1-866-814-1917 (toll-free) or 1-703-639-1361 ten minutes prior to the start of the conference. The conference code is 1563181. This call is being provided for and is limited to investors in Alion’s debt.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 20, 2011

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael J. Alber
	Name:	Michael J. Alber
	Title:	Chief Financial Officer

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